EXHIBIT 10.1
LEASE PURCHASE AGREEMENT
The parties to this Lease Purchase Agreement (this “Agreement”), dated as of the 18th day of March, 2014 (the “Execution Date”), are ALBERTA OIL AND GAS LP (hereinafter referred to as “Seller”), and AXIOM OIL AND GAS CORP (hereinafter referred to as “Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and benefits herein set forth, Seller and Buyer agree as follows:

ARTICLE I
PURCHASE AND SALE OF LEASES

1.1 Purchase and Sale of Leases.
(a) Seller is the owner of certain oil and gas leases and the leasehold estates created thereby, as to all lands and depths covered thereby located in Toole County, Montana, all as more particularly described on Exhibit A hereto (collectively, the “Leases”), Subject to the terms hereof, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and pay for, all of the Seller’s interests in the Leases.
(b) The purchase price payable by Buyer for the Leases is three million six hundred thousand dollars ($3,600,000)(the “Purchase Price” which price shall be satisfied by the issuance of common shares of the Purchaser as described herein), the assumption of a $1,500,000 debenture secured against the Seller’s assets and the payment of $50,000 to the Seller. Should, however, it be determined that Seller holds Defensible Title to less than one hundred percent (100%) but greater than or equal to ninety percent (90%) of the acreage shown on Exhibit A, then at the Conveyance Date Seller is obligated to sell the Title-Approved Leases and Buyer is obligated to purchase the Title-Approved Leases for the Purchase Price. Should, however, it be determined that Seller holds Defensible Title to less than ninety percent (90%) but greater than or equal to eighty percent (80%) of the acreage shown on Exhibit A, then at the Conveyance Date Seller is obligated to sell the Title-Approved Leases and Buyer is obligated to purchase the Title-Approved Leases for an amount equal to the actual percentage of Title-Approved Leases multipliedby the Purchase Price.  No later than the Conveyance Date, should, however, it be determined that Seller holds Defensible Title to less than eighty percent (80%) of the acreage shown on Exhibit A, Seller and Buyer each has the option, but not the obligation, to terminate this Agreement. The Purchase Price will be fully paid and satisfied by way of the delivery to the Buyer’s transfer agent at Closing of a fully executed treasury order for the issuance of 7,200,000 common shares (the “Shares”) of the Buyer to the Seller. The Buyer will use its best efforts to ensure that its transfer agent deliver certificates representing the Purchase Price to the Seller within ten (10) days of Closing and by Buyer delivering to the Seller an executed assumption agreement of the debenture obligation secured against the Leases.
(c) At Conveyance Date, Seller shall execute and deliver to Buyer an assignment of 100% of the Title-Approved Leases to be conveyed at such Conveyance Date. The assignment of the Leases (the “Assignment”) shall be in the form of that attached hereto as Exhibit B, shall be effective as of the applicable Conveyance Date, and shall contain no warranty of title.

1.2 Closing.
(a) The purchase and conveyance of the Leases contemplated hereby shall be consummated at a “Closing” covering Title-Approved Leases identified by Buyer pursuant to Article II. Closing shall take place at 11:00 AM MDT on May 30, 2014, or on such other date as may be fixed by mutual agreement of Seller and Buyer at the offices of Seller in Billings, Montana. Closing shall be conditional and delayed if necessary until Seller receives confirmation that Buyer has raised some $1,000,000 by way of a financing.
1.3 Transfer of Files. Seller will deliver to Buyer, at Seller’s offices and at Seller’s expense at Closing, all of Seller’s lease files, assignment files, abstracts and title opinions, (in each case, to the extent transferable), and other similar files and records in its possession which directly relate to the Leases. Seller may, at its election, make and retain copies of any and all such files.

ARTICLE II
TITLE REVIEW

2.1 Title Review. Buyer shall have until five (5) business days preceding the Final Closing Date to examine title to the Leases (the “Review Period”). During the Review Period, Seller will make available to Buyer, for examination at Seller’s office in Billings, Montana, all lease, title, and other information in any manner related to the Leases and the ownership thereof, and will cooperate with Buyer in Buyer’s efforts to obtain, at Buyer’s expense, such additional information relating to the Leases as Buyer may reasonably desire, to the extent in each case that Seller may do so without violating any obligation of confidence or other contractual commitment of Seller to a third Person. Seller shall permit Buyer, at Buyer’s expense, to inspect and photocopy such information and records at any reasonable time during the Review Period. Seller shall not be obligated to furnish any updated abstracts of title or title opinions or any additional title information not in the possession or control of Seller, but shall cooperate with Buyer in Buyer’s efforts to obtain, at Buyer’s expense, such additional updated title information as Buyer may reasonably deem prudent.
2.2 Title Defects.
(a) If, during the Review Period, Buyer determines (after all curative work that can reasonably be obtained has been obtained) that Seller does not hold Defensible Title to any Lease (each such deficiency in Defensible Title is herein called a “Title Defect”), Buyer shall provide Seller as hereinafter provided written notice of the Title Defect and the circumstances underlying such Title Defect (including copies of any title opinions or title reports that reflect such Title Defect). Buyer shall provide Seller before 5:00 PM CDT on March 31, 2014, a written Lease Status Report specifying the Leases that have Defensible Title and the Leases which have been identified as having a Title Defect. For each Lease with a Title Defect, the Title Defect will be specified along with appropriate references and supporting documentation establishing the Title Defect. Title Defects not asserted by Buyer in a timely manner under this Section 2.2(a) shall be deemed to have been waived by Buyer.

(b) “Defensible Title” means such title of Seller that: (i) entitles Seller to ownership of up to 50% of the oil and gas leasehold estate created by, and the working interest in, each Lease; (ii) entitles Seller to not less than the number of Net Acres set forth for any Lease on Exhibit A; however, Seller shall have or shall be deemed to have Defensible Title with respect to the actual number of net mineral acres whether greater than or less than the number of acres set forth on Exhibit A; (iii) entitles Seller to receive a Net Revenue Interest in each Lease that is not less than the applicable Minimum Net Revenue Interest for the life of each Lease; and (iv) is free and clear specifically of any mortgages, deeds of trust, federal, state, local, county, municipal, material and mechanics liens and quiet title litigation save as specified herein. The existence of one or more of the following objections to title with respect to a Lease shall not constitute the basis for a claim by Buyer that Seller’s title to such Lease is not Defensible Title: (u) objections to title typically cured by reliance on applicable statutes of limitation; (v) lack of evidence of the persons in possession of land; (w) absence of a release or other evidence of termination of any time-expired oil and gas lease as to which more than 10 years has passed since the expiration of its primary term; (x) absence of ratifications of pooling or unit declarations by owners of non-participating royalty interests or un-leased mineral interests in non-drill site tracts of a pooled unit; (y) incomplete estate proceedings of record; and (z) defective acknowledgements.
(c) Seller at its option but not obligation, at its sole cost, shall have until the business day preceding the Closing within which to cure such Title Defect by acquiring oil and gas leases or other title curative that will cause Seller to hold Defensible Title to the affected Lease(s). Buyer will use its best efforts to assist Seller with respect to curing Title Defects.
(d) All Leases affected by Title Defects that are not conveyed by Seller to Buyer at the expiration of the additional 180-day curative period shall thereupon cease to be subject to the terms of this Agreement.

ARTICLE III
SELLER’S REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. Seller represents and warrants to Buyer as of Execution Date, and again as of the Conveyance Date, as follows:
(a) Seller (i) is a limited partnership duly  validly existing, and in good standing under the laws of the State of Montana and is duly qualified to do business, and is in good standing as a foreign corporation in the State of Texas, (ii) is duly authorized to enter into this Agreement and consummate the transactions contemplated hereby, and (iii) has all requisite power and authority to own and operate its property (including the Leases).

(b) Valid, Binding and Enforceable. This Agreement (and the other instruments delivered pursuant hereto, when executed and delivered, will constitute) constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.
(c) Litigation. There are no pending suits, actions, or other proceedings in which Seller is a party (or, to Seller’s knowledge, which have been threatened to be instituted against Seller) which affect the Leases.
(d) Special Warranty of Title. Seller has not and will not convey or encumber any interest in the Leases between the Execution Date and Conveyance Date.
(e) Neither the execution nor delivery of this Agreement nor the consummation or performance of the transactions contemplated hereby will result in any default under any agreement or instrument to which Seller is a party or by which any of the Leases is bound.
(f) To Seller’s knowledge, none of the Leases (i) are subject to the terms of any preferential right for a third Person to purchase such Lease, a right of first refusal, or any area of mutual interest agreement, (ii) require the consent of any third Person to the valid assignment of such Lease to Buyer, or (iii) have been pooled or unitized.
(g) Seller has filed all Leases of record in Toole County and Seller will provide upon request by Buyer a copy of such filed Leases. Seller makes no representation or warranty with respect to the accuracy, correctness and completeness to such copies of the filed Leases.
(i) To Seller’s knowledge and except for items for which an adjustment is made pursuant to Section 2.2 (i) Leases are “paid-up” and require no further lease bonus consideration throughout the remainder of their respective terms, except that the primary terms of certain Leases may be extended with an additional payment; and (ii) all Leases expressly permit pooling.
(j) To Seller’s knowledge there are no outstanding authorities for expenditure or other commitments to make capital expenditures relating to any portion of the Leases that will be binding on Buyer after the Conveyance Date.
        (k) To Seller’s knowledge none of the Leases contain any express provision obligating Seller to drill any wells, or contain provisions or conditions (such as continuous drilling clauses but excluding offset drilling obligations) which, if not satisfied, could result in a forfeiture or loss by Seller of all or any part of any Lease.
 (l) None of the Leases are subject to a lien or other claim or encumbrance, including, without limitation, any net profits interest, call on production, or obligation to deliver any production from the Leases after the Conveyance Date without the right to be immediately paid for the same which were created by the Seller.
(m) Seller has not elected not to participate in any operation or activity proposed with respect to any of the Leases that could result in any of Buyer’s interest in any portion of the Leases becoming subject to relinquishment, reassignment, penalty, or forfeiture as a result of such election not to participate in such operation or activity.

(n) Neither Seller, nor any affiliate of Seller, has received, reserved or otherwise obtained any royalty, overriding royalty, net profits interest, production payment, or other burden or encumbrance on any of the Leases that would survive the Closing or otherwise burden any interest in the Leases being conveyed to Buyer at the Closing, insofar as the result thereof would cause the actual Net Revenue Interest in any Lease to be conveyed to Buyer hereunder (calculated based on a 100% of 8/8ths of the oil, gas and casing head gas produced and marketed under the provisions of the Leases) to fall below 75%.
        (o) The Buyer acknowledges that:
(i)
The Shares are “restricted securities” and have not been registered or qualified under the US Securities Act of 1933 (the “Securities Act”) or any other applicable Securities Law. The Buyer is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any other applicable securities law, has no present intention of distributing any of the Shares in violation of the Securities Act or any applicable state or other securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state or other securities law;

(ii)
The Seller either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Buyer has made available members of its management to answer, and Seller has had the opportunity to ask, questions that the Buyer may have about the Buyer, its operations and its public filings with the US Securities and Exchange Commission.  The Seller is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment;

(iii)
Upon acquisition of the Shares, the Buyer will be deemed an “affiliate” of the Purchaser (as such term is defined in the Securities Act) and as such will be subject to additional reporting requirements under the Securities Act and the Securities Exchange Act of 1934 and additional restrictions and obligations under US, state and other securities laws (including a limited ability to rely on Rule 144 for the public resale of the Shares); and

(e)	Any certificate representing all or a portion of the Shares shall bear a legend substantially in the following form:

THIS SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR OTHER JURISDICTION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE OR PTHER SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE OR OTHER SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

3.2 Disclaimers. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN SECTION 3.1 ABOVE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, THE LEASES SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, AND, EXCEPT AS PROVIDED OTHERWISE IN THE FIRST SENTENCE OF THIS PARAGRAPH, WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. BUYER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE LEASES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUSE SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS (“NORM”). BUYER IS RELYING SOLELY UPON

ITS OWN INSPECTION OF THE LEASES, AND BUYER SHALL ACCEPT ALL OF THE SAME IN THEIR “AS IS,” “WHERE IS” CONDITION. ALSO
WITHOUT LIMITATION OF THE FOREGOING, SELLER MAXES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, RELATIVE TO PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE LEASES OR THE ABILITY OR POTENTIAL OF THE LEASES TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITIONS OF THE LEASES OR ANY OTHER MATTERS CONTAINED IN ANY MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER OR BY SELLER’S AGENTS OR REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO BUYER ARE PROVIDED BUYER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER’S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

ARTICLE IV
BUYER’S REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. Buyer represents and warrants to Seller Execution Date and the Conveyance Date, as follows:
(a) Buyer (i) is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Nevada and is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its assets or properties (whether owned, leased, or licensed) or the nature of its business makes such qualification necessary, (ii) is duly authorized to enter into this Agreement and consummate the transactions contemplated hereby, and (iii) has all requisite power and authority to own and operate its property.
(b) Arrangement for Financing. Buyer is entering into the necessary arrangements to conduct an offering of its securities to raise the amount specified in paragraph 1.2, and closing of this transaction is dependent upon the completion of said financing.
(c) Approvals. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for Routine Governmental Approvals, to Buyer’s knowledge, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement to which Buyer is a party, or violate any order, decree, statute, rule or regulation applicable to Buyer

(d) Valid, Binding and Enforceable. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.
(e) No Litigation. There are no pending suits, actions, or other proceedings in which Buyer is a party (or, to Buyer’s knowledge, which have been threatened to be instituted against Buyer) which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(f) Knowledgeable Buyer, No Distribution. Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate the Leases for purchase, and is acquiring the Leases for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933 as amended or in violation of any other applicable securities laws, rules or regulations.
(g) Waiver of Objections. Buyer acknowledges that it has conducted certain due diligence with respect to the Leases (including, but not limited to, title and environmental), and understands that it has waived upon Closing all objections, if any, it may have had with respect to matters covered by such due diligence, and that it may no longer assert any objections with respect to such matters against Seller in any way.

ARTICLE V
BUYER’S EVALUATION

5.1 Independent Evaluation. Buyer represents and acknowledges that it is knowledgeable of the oil and gas business and of the usual and customary practices of producers such as Seller and that it has had access to the officers and employees of Seller, and the books, records and files of Seller relating to the Leases. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on its own independent due diligence investigation of the Leases and upon the representations and warranties made by Seller in Article III of this Agreement.

ARTICLE VI
ASSUMPTION, INDEMNIFICATION AND LIMITATION ON DAMAGES

6.1 Assumption and Indemnification. Buyer shall, on the date of Closing, agree (and, upon the delivery to Buyer of the Assignments, shall be deemed to have agreed), (a) to assume, and to timely pay and perform, all duties, obligations and liabilities relating to the ownership of the Leases regardless of whether the same relate to periods before or after the Closing, and (b) to indemnify and hold Seller (and Seller’s employees, attorneys, contractors and agents) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys’ fees) of any kind or character arising out of or otherwise relating to the ownership and/or operation of the Leases, regardless of whether the same relate to periods before or after the Closing. In connection with (but not in limitation of) the foregoing, it is specifically understood and agreed that such duties, obligations and liabilities include all matters arising out of the condition of the Leases on the date of Closing (including, without limitation, all orders, including conducting any remediation activities which may be required on or otherwise in connection with activities on the Leases), regardless of whether such condition or the events giving rise to such condition arose or occurred before or after the Closing, and the indemnifications by Buyer provided for in the first sentence of this section shall expressly cover and include such matters. THE FOREGOING ASSUMPTIONS AND INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE, (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILFUL MISCONDUCT) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.
6.2 Limitation on Damages. Subject to any limitations on the total amount of indemnification for which either Party is liable hereunder for any breach or non-performance by any Party of any representation, warranty, covenant, or agreement contained in this Agreement, the liability of the obligor shall be limited to direct actual damages only, except to the extent that the obligee is entitled to specific performance or injunctive relief. AS BETWEEN THE PARTIES, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER SELLER NOR BUYER SHALL BE LIABLE TO THE OTHER PARTY AS THE RESULT OF A BREACH OR A VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, OR CONDITION CONTAINED IN THIS AGREEMENT FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, IN CONTRACT, UNDER ANY INDEMNITY PROVISION, OR OTHERWISE. WITH RESPECT TO CLAIMS BY THIRD PERSONS, THE INDEMNIFIED PARTY MAY RECOVER FROM THE INDEMNIFYING PARTY ALL COSTS, EXPENSES, OR DAMAGES, INCLUDING, WITHOUT LIMITATION, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, OTHER THAN AND IN ADDITION TO ACTUAL DIRECT DAMAGES PAID OR OWED TO ANY SUCH THIRD PERSON IN SATISFACTION OF CLAIMS WHICH HAVE BEEN LITIGATED AND FINALLY DETERMINED ON APPEAL AS TO WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

ARTICLE VII
TERMINATION

7.1 If this Agreement is terminated as provided in this Agreement prior to the Closing Date, all further obligations of the Parties under this Agreement shall terminate; provided, however, that the Parties shall, in any event, remain bound by and continue to be subject to this Section 3.2, Article VI, Section 8.3, and Section 8.6, all of which provisions will survive the termination of this Agreement. If this Agreement is terminated prior to the Closing Date by Seller or Buyer pursuant to Section 1.1(b), neither Party shall have any further liability to the other Party as the result of such termination. If a Party resorts to legal proceedings to enforce this Agreement or any part thereof, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party, including reasonable attorneys’ fees, in addition to any other relief to which such Party may be entitled.

ARTICLE VIII
MISCELLANEOUS

8.1 No Commissions Owed. Seller and Buyer shall each individually bear the sole responsibility for any broker’s commissions incurred by them relating to this transaction, and shall indemnify the other from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys’ fees) of any kind or character arising out of or resulting from any agreement with any broker or finder in connection with this Agreement or the transaction contemplated hereby.
8.2 Certain Information. Buyer will furnish to Seller copies of logs on wells (hereafter drilled) on the Leases or the Leases pooled with other leases; provided that Buyer shall not be obligated to furnish any such log until six (6) months after is it run.
8.3 No Assignment. Neither party shall have the right to assign its rights under this Agreement, without the prior written consent of the other party first having been obtained.
8.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
8.5 Notices and Responses. All notices, responses, and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by certified U.S. mail with return receipt requested, facsimile, electronic mail or delivery service, to the attention of the signatory officer at the address of the signatory Party set forth below, and shall be considered delivered upon the date of receipt. Each Party may specify a change of address by giving notice to the other party in the manner provided in this Section.
8.6 Relationship of the Parties. This Agreement is not intended to create, and shall not be construed to create, a relationship of agency, joint venture, partnership, mining partnership, or other relationship or association for profit between the Parties. The Liabilities of the Parties shall be several, not joint or collective.

8.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties, and may not be changed or amended in any way, except with the mutual consent of both Parties, expressed in a written document executed by both Parties.
8.8 CHOICE OF LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF MONTANA, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES THAT MIGHT REFER THE CONSTRUCTION HEREOF TO ANOTHER JURISDICTION. IN THE EVENT OF A DISPUTE INVOLVING THIS AGREEMENT OR ANY OTHER INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN BILLINGS, MONTANA.
8.9 Additional Definitions. In addition to the terms defined elsewhere in this Agreement, the following expressions and terms will have the meanings set forth in this Section unless expressly stated otherwise:
“Conveyance Date” means (a) with respect to those Leases conveyed to Buyer at Closing and (b) with respect to those Leases conveyed to Buyer after the Closing pursuant to Section 2.2(d), the date of execution of the relevant Assignment.
 “Net Revenue Interest” means, with respect to a Lease, the interest in and to all oil and gas produced and saved from or attributable to such Lease, after giving effect to all valid royalties, overriding royalties, production payments, net profits interests, reversionary interests, and other similar interests constituting burdens upon, measured by, or payable out of oil and gas produced and saved from or attributable to such Lease.
“Title-Approved Leases” means, as of a Conveyance Date, those Leases that are (a) free of Title Defects, or (b) previously affected by Title Defects that, as of such Conveyance Date, have been cured by Seller or Buyer or waived by Buyer.
8.10 Expenses. Except as otherwise specifically provided herein, all fees, costs, and expenses, including, without limitation expenses, fees and costs related to due diligence and title curative work, incurred by Buyer and Seller associated with this Agreement and the other documents executed in connection herewith and in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs, and expenses. All required documentary, filing, and recording fees and expenses in connection with the filing and recording of the Assignment and other instruments required to convey title to the Leases to Buyer shall be borne by Buyer.
8.11 Counterparts. This Agreement may be executed by Seller and Buyer in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument, and the delivery of such counterparts may be via facsimile or email, which shall be as effective as hand delivery of original instruments. In the event of such a facsimile execution, the Parties shall execute and deliver each to the other a fully executed original counterpart of this Agreement within thirty (30) days after such facsimile execution hereof; provided, however, that the failure of the Parties to execute such an original counterpart of this Agreement shall not affect or impair the binding character or enforceability of this Agreement.
EXECUTED as of the Execution Date.

ADDRESSES:	SELLER:

2812 1st Ave. N. Suite 424	ALBERTA OIL AND GAS LP.
Billings, Montana 59101-2312
Attention: Michael H. Altman	By:	/s/ Michael H. Altman
Phone: 604-818-2424		Michael H. Altman
President, Wayne Oil and Gas
E-mail: mhaltman@gmail.com		General Partner of Alberta Oil and Gas LP

ADDRESSES:	BUYER:

1846 E. Innovation Park Dr.	AXIOM OIL AND GAS CORP.
Oro Valley, Arizona 85755
	By:	/s/ Robert Knight
Attention: Robert Knight		Robert Knight
Phone: 303-872-7814		Chairman

E-mail: bob@knightfg.com